UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2006
ACCENTURE SCA
(Exact name of Registrant as specified in its charter)

Luxembourg	001-49713	98-351796
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)
46A, Avenue J.F. Kennedy
L-1855 Luxembourg
(Address of principal executive offices)
Registrant’s telephone number, including area code: (352) 26 42 35 00
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 2.02 Results of Operations and Financial Condition
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Item 2.02 Results of Operations and Financial Condition
     On March 28, 2006, Accenture issued a press release announcing financial results for its second quarter of fiscal year 2006, which fiscal quarter ended on February 28, 2006.
     A copy of the press release is attached hereto as Exhibit 99.1. All information in the press release is furnished but not filed.
Non-GAAP Financial Information
In the attached press release Accenture discloses the following non-GAAP financial measures:
•	Free cash flow (defined as operating cash flow net of property and equipment additions). Accenture’s management believes that this information provides meaningful additional information regarding the company’s liquidity;

•	Percentage changes in revenues before reimbursements on a local currency basis. Accenture’s management believes that information regarding changes in its revenues before reimbursements that excludes the effect of fluctuations in foreign currency exchange rates facilitates meaningful comparison of its revenues before reimbursements between periods;

•	Information regarding its expenses and income for the three and six months ended February 28, 2006 that reflects adjustments relating to the provision of $450 million related to the company’s future deployment of systems for the National Health Service in England (the “NHS”). Accenture’s management believes that information regarding the effects of this provision and the associated impact of bonus compensation and income taxes facilitates understanding both as to the impact of this provision and as to trends in other aspects of the company’s operations. The bonus compensation adjustment was calculated based on the formula in the company’s annual bonus plan without the exercise of downward discretion permitted by the plan;

•	Information regarding its expenses and income for the three and six months ended February 28, 2005 and 2006 that reflect adjustments relating to benefits from reductions in reorganization liabilities that were established in connection with Accenture’s transition to a corporation structure. Accenture’s management believes that because these benefits are not reflective of operations, this information enhances understanding of the company’s operating performance; and

•	Information regarding operating income and earnings per share for the three and six months ended February 28, 2005 that reflects adjustments relating to share-based compensation expense. As of September 1, 2005, Accenture began expensing stock options and employee share purchase plans in accordance with SFAS 123R, and Accenture’s management believes that presentation of this prior-period information enhances understanding as to trends in the company’s operating results.
Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are included in the press release. While Accenture’s management believes that this non-GAAP financial information is useful in evaluating Accenture’s operations, this information should be considered as supplemental in nature and not as a substitute for the related financial information prepared in accordance with GAAP.
Risk Factor
     As previously reported, we have certain large, long-term contracts under which we have been engaged to design, develop and deploy new patient administration, assessment and care systems (the “Systems”) for the NHS and, subsequently, to provide ongoing operational services through 2013 once these Systems have been deployed. Our estimates of contract revenues and costs in connection with the design, development and deployment of the Systems are subject to underlying estimates and assumptions, including, among others, those relating to our ability to design, develop and deploy the Systems on a timely basis; the ability of our subcontractors and others involved in the program to perform adequately and on a timely basis; the level and timing of demand for the Systems from local healthcare providers; and our and the NHS’ ability to agree on detailed implementation plans and other terms of the engagement. Each of these areas presents significant risks and challenges for us.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits
     99.1 Press Release of Accenture, dated March 28, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 28, 2006	ACCENTURE SCA, represented by its general partner, Accenture Ltd, itself represented by its duly authorized signatory

/s/ Douglas G. Scrivner

Name: Douglas G. Scrivner